Exhibit 99.1

Lightning eMotors Announces CFO Transition

LOVELAND, Colo., September 9, 2022 — Lightning eMotors, Inc. (NYSE: ZEV), a leading provider of zero emission medium-duty commercial vehicles and electric vehicle technology for fleets, today announced that Chief Financial Officer Teresa Covington is retiring, effective October 2, 2022. She will continue to be available to the Company as needed through March 31, 2023.
“Since joining the Lightning team early last year, Teresa has built a strong finance and accounting organization, establishing solid internal controls and financial planning & analysis processes during a critical period in the Company’s history,” said Tim Reeser, CEO of Lighting eMotors. “Her leadership, work ethic, and public company experience have established the foundation of financial rigor and systems that are critical for Lightning’s success as we continue to grow the business. I want to thank Teresa for all her work and wish her the very best as she embarks on a new chapter of her life.”
“It has been a privilege to work alongside Tim and the leadership team at Lightning as we built a strong Company, introduced new products, and invested for the future. I’m excited to watch the Company continue to grow and thrive and I am invested in ensuring there is a smooth transition,” said Ms. Covington.
The Company also announced that David Agatston will be joining the Company as Chief Financial Officer beginning October 3, 2022. Mr. Agatston has over 25 years of experience in positions in finance, strategic analysis, and corporate development. Most recently, he has been providing CFO consulting services as the founder of Devil’s Peak Consulting, and prior to this was a Divisional CFO for the Zayo Group, a provider of mission-critical communications infrastructure to enterprises with large bandwidth requirements. Mr. Agatston holds a degree in Electrical and Biomedical Engineering from Duke University and an MBA from the University of Virginia.
Continued Mr. Reeser, “We are thrilled to welcome an experienced business leader who will continue the progress already underway at Lightning. David’s proven history of driving financial excellence will be vital as we work together to accelerate the company’s growth and drive toward profitability.
“I am excited to join Lightning eMotors and to work with the team to execute the Company’s strategic plan, accelerate growth, and increase shareholder value,” said Mr. Agatston. “I embrace Lightning’s vision of a zero-emission future for commercial vehicles, and I look forward to helping the Company achieve that vision.”
About Lightning eMotors
Lightning eMotors (NYSE: ZEV) has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle (ZEV) solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, ambulances, Class 4 and 5 cargo vans and shuttle buses, Class 4 Type A school buses, Class 6 work trucks, Class 7 city buses, and Class A motor coaches. The Lightning eMotors team designs, engineers, customizes, and
Lightning eMotors, Inc.
815 14th Street SW Suite A100 | Loveland, CO 80537 | USA | (800) 223-0740 | lightningemotors.com

manufactures zero-emission vehicles to support the wide array of fleet customer needs with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. To learn more, visit our website at https://lightningemotors.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, Lightning eMotors’ expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding its future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. The forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors, many of which are described in the Company’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to have access to an adequate supply of motors, chassis and other critical components for our vehicles on the timeline we expect; (iii) our ability to attract and retain customers; (iv) our ability to convert backlog amounts and sales pipeline into actual revenue or sales; (v) our ability to maintain the New York Stock Exchange’s listing standards; (vi) macroeconomic factors, including current global and regional market conditions, commodity prices, inflation and deflation; (vii) federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (viii) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which we operate, variations in operating performance across competitors, changes in laws and regulations affecting our business and changes in our capital structure; (ix) planned and potential business or asset acquisitions or combinations; and (x) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.
For more information, contact:

Brian Smith investorrelations@lightningemotors.com
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